Exhibit 3.1

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

CIFC CORP.

INTO

CIFC DEERFIELD CORP.

(Pursuant to Section 253 of the
General Corporation Law of the State of Delaware)

CIFC Deerfield Corp., a Delaware corporation (the “Corporation”), does hereby certify to the following facts relating to the merger (the “Merger”) of CIFC Corp., a Delaware corporation (the “Subsidiary”), with and into the Corporation:

FIRST: The Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware (the “DGCL”). The Subsidiary is incorporated pursuant to the DGCL.

SECOND: The Corporation owns all of the issued and outstanding capital stock of the Subsidiary.

THIRD: The Board of Directors of the Corporation (the “Board”), by the following resolutions duly adopted on June 23, 2011, determined to merge the Subsidiary with and into the Corporation pursuant to Section 253 of the DGCL:

WHEREAS, the Company, owns all of the outstanding shares of the capital stock of CIFC Corp., a Delaware corporation (the “Subsidiary”); and

WHEREAS, the Board has determined that it is advisable and in the best interests of the Company and the Subsidiary that the Subsidiary be merged with and into the Company pursuant to Section 253 of the Delaware General Corporation Law.

NOW THEREFORE, BE IT

RESOLVED, that the Company (i) merge the Subsidiary into itself (the “Merger”) and (ii) upon the acceptance of the filing of the Certificate of Ownership and Merger by the Secretary of State of the State of Delaware (the “Effective Time”), assume all of the Subsidiary’s liabilities and obligations;

FURTHER RESOLVED, that, as of the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding shares of capital stock of the Subsidiary shall be canceled and no consideration shall be issued in respect thereof;

FURTHER RESOLVED, that as of the Effective Time, the certificate of incorporation of the Company in effect immediately prior to the Merger shall be the certificate of incorporation of the surviving corporation; provided, that as of the Effective Time, Article I thereof shall be amended and restated to read it its entirety as follows:

“The name of the corporation is CIFC Corp. (the “Corporation”).”

FURTHER RESOLVED, that any and all actions whether previously or subsequently taken by the officers of the Company, which are consistent with and in furtherance of the intent and purposes of the foregoing resolutions and the consummation of the transactions contemplated therein, shall be, and hereby are, in all respects, ratified, approved and confirmed;

FURTHER RESOLVED, that the officers of the Company be and each of them hereby is authorized, empowered and directed in the name and on behalf of the Company, to make, execute and acknowledge a Certificate of Ownership and Merger for the purpose of effecting the Merger and to file the same in the office of the Secretary of State of the State of Delaware, to execute and deliver any additional certificates, agreements, instruments or documents, or any amendments or supplements thereto, or to do or to cause to be done any and all other acts as they shall deem necessary, appropriate or in furtherance of the full effectuation of the purposes of the foregoing resolutions and the transactions contemplated therein.

FOURTH: The Corporation shall be the surviving corporation of the Merger.

FIFTH: The Merger shall become effective upon the filing of this Certificate of Ownership and Merger with the Secretary of State of the State of Delaware.

SIXTH: The certificate of incorporation of the Corporation in effect immediately prior to the Merger shall be the certificate of incorporation of the surviving corporation; provided, that, as of the effective time of the Merger, Article I thereof shall be amended and restated to read it its entirety as follows:

“The name of the corporation is CIFC Corp. (the “Corporation”).”

Remainder of Page Left Intentionally Blank

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer this 19th day of July, 2011.

CIFC DEERFIELD CORP.

By: /s/ Robert A. Contreras
Name: Robert A. Contreras
Title: General Counsel and Secretary